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                                                                       EXHIBIT 5

                             [Letterhead of Litton]



Dated the Effective Date of the Registration Statement



Litton Industries, Inc.
21240 Burbank Boulevard
Woodland Hills, California 91367


Re:     Registration Statement on Form S-4 of
        Litton Industries, Inc.

Ladies and Gentleman:

Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed by Litton Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 2,200,000 shares of the Company's common stock, par value $1 per share, to be issued or reserved for issuance in connection with the merger (the "Merger") of Steerage Corp., a Delaware corporation, with LII Industries, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as described in the Registration Statement (such shares of the Company's common stock, the "Shares").

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

Based on the foregoing, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. When the Shares have been issued in the Merger in the manner contemplated by the Registration Statement, while the Registration Statement is effective and in compliance with applicable state securities laws, the Shares will be validly issued, fully paid, and nonassessable.

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Litton Industries, Inc.
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I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to me under the caption "Legal Matters" in the Consent Statement-Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ JOHN E. PRESTON
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    John E. Preston

JEP/ssh